Exhibit 99.1

For More Information: Public Relations Pam Sullivan Phase Forward 781-902-4502 pam.sullivan@phaseforward.com	Investor Relations Karen Vahouny Qorvis Communications 703-744-7809 kvahouny@qorvis.com

PHASE FORWARD NAMES RODGER WEISMANN SVP AND CFO

Company Reiterates Prior Revenue, Operating Income and Backlog Guidance;
Announces Date of Earnings Release and Conference Call

Waltham, MA – October 21, 2004 – Phase Forward Incorporated (NASDAQ: PFWD), a leading provider of data management solutions for clinical trials and drug safety, today announced that it has hired Rodger Weismann as its new senior vice president and chief financial officer effective November 10, 2004. Weismann will replace John Schickling, who will be stepping down as chief financial officer following the completion of the Company’s third quarter financial reporting process. Schickling will continue to be employed by Phase Forward through the end of the year to assist in the transition process.

The Company also reiterated its prior guidance for third quarter revenues and operating income, as well as annual backlog. Phase Forward expects that its third quarter revenues will be up 4-5% and operating income will be up 8-10% compared to the second quarter of 2004. It also believes that it is on track to generate annual backlog growth of 20-25% compared to its 2003 year end level. The Company plans to release its third quarter financial results after the market closes on Thursday, November 4, following the conclusion of the Third Annual Phase Forward International Users Conference, which takes place the week of October 25. An investor conference call to discuss its financial results will be held the same day at 6:00 p.m. Eastern Standard Time (EST).

According to Robert Weiler, president and chief executive officer, “John was an integral member of the team that took Phase Forward from a private to a public company. Under his leadership, we strengthened our accounting and financial reporting organization and built positive cash flow and profitability. On behalf of our board of directors, investors and employees, I thank John for his many contributions to Phase Forward and wish him the best of luck.”

With more than 25 years of experience in the high technology industry, Weismann has successfully managed financing, budgeting and operations in high growth environments and publicly traded companies. This includes chief financial officer (CFO) positions at Inxight Software, Kabira Technologies and Evant (formerly NONSTOP Solutions). Earlier, he was CFO and senior vice president, finance and administration, for Forte Software, where he managed its initial public offering (IPO) in 1996.

Previously, Weismann held three different positions at Banyan Systems, including CFO, chief operating officer and executive vice president of corporate development. In 1992, he led its IPO and oversaw the company’s growth from $3 million to $130 million. Weismann also held CFO positions at McCormack & Dodge, a business applications software firm wholly owned by Dun & Bradstreet, and Interactive Data Corporation, an international computer services company. He received an MBA from the Amos Tuck School of Business Administration of Dartmouth College and a B.S. degree from Cornell University.

Commenting on the addition of Rodger Weismann to the Company’s management team, Weiler noted, “Rodger brings extensive financial leadership experience and a strong track record in leading publicly traded companies. His operational background will be invaluable in helping us realize our full potential as a world-class business enterprise.”

Third Quarter Conference Call

Phase Forward’s third quarter investor conference call will be available via live web cast on Phase Forward’s web site at www.phaseforward.com under the tab “Investors” at 6 p.m. EST on Thursday, November 4, 2004. To participate by telephone, the domestic dial-in number is 888-396-2386 and the international dial-in is 617-847-8712. The access code is 69501804. Investors are advised to dial in at least five minutes prior to the call to register. The web cast will be archived for seven days: from 8:00 p.m. on Thursday, November 4, 2004, until 8:00 p.m. on Thursday, November 11, 2004.

About Phase Forward
Phase Forward is a leading provider of integrated data management solutions for clinical trials and drug safety. The company helps pharmaceutical, biotechnology, and medical device companies bring needed drugs and therapies to market faster and more safely. Phase Forward offers proven solutions in electronic data capture (EDC), clinical data management (CDM), and adverse event reporting (AER). Phase Forward products and services have been utilized in over 10,000 clinical trials involving more than 1,000,000 clinical trial study participants at over 200 organizations worldwide including: AstraZeneca, Biogen Idec, Boston Scientific, Cedars-Sinai, Eli Lilly and Company, GlaxoSmithKline, Guidant, Procter & Gamble, Quintiles, Sanofi-Aventis, and Schering-Plough Research Institute. Additional information about Phase Forward is available at www.phaseforward.com.

Certain statements made in this press release that are not based on historical information are forward-looking statements which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. This press release contains express or implied forward-looking statements relating to, among other things, Phase Forward’s expectations concerning management’s forecast of financial performance, and management’s plans, objectives and strategies. These statements are neither promises nor guarantees, but are subject to a variety of risks and uncertainties, many of which are beyond Phase Forward’s control, which could cause actual results to differ materially from those contemplated in these forward-looking statements. In particular, the risks and uncertainties include, among other things, changes in the pharmaceutical, biotechnology and medical device industries; our ability to convince entities engaged in clinical trials to shift from traditional paper-based methods of collecting clinical trial data to electronic systems; competition; changing customer requirements or in regulations and regulatory guidance applicable to our customers or potential customers; our ability to achieve and maintain profitability; our ability to operate in an emerging market; market acceptance of our software products and hosted solutions; fluctuations in our operating results; the length of our sales and implementation cycles; our dependence on one or more customers; interruptions or delays in service from our third party providers; failure of our technology and products; the global nature of our business; our ability to maintain customer relationships and contracts; our ability to protect our intellectual property and other proprietary rights; claims that we or our technologies infringe upon the intellectual property or other proprietary rights of a third party; our dependence on a limited number of suppliers; product liability claims relating to our products or services or our customers’ use of our products or services; governmental regulation; acquisitions; our ability to retain our personnel and hire additional skilled personnel; our ability to manage our rapid growth; our ability to obtain capital when desired on favorable terms; our ability to comply with operating and financial covenants in our loan agreement; our ability to properly protect personal medical information in connection with the conduct of clinical trials and the volatility of the market price of our common stock. Existing and prospective investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Phase Forward undertakes no obligation to update or revise the information contained in this press release, whether as a result of new information, future events or circumstances or otherwise. For additional disclosure regarding these and other risks faced by Phase Forward, see the disclosure contained in Phase Forward’s public filings with the Securities and Exchange Commission including, without limitation, its most recent Quarterly Report on Form 10-Q.

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